Exhibit 99.1

Cytta Corp and EraStar, Inc. Jointly Announce Amicable Settlement Regarding Merger Litigation

LAS VEGAS, NV / ACCESSWIRE /  March 31, 2015  / Cytta Corp. (OTCQB:CYCA:) is extremely pleased to announce that it has executed a mutually amicable global settlement agreement with Las Vegas based EraStar, Inc.

Gary Campbell, CEO of Cytta Corp stated: "We are pleased to announce this settlement agreement with EraStar, Inc. The agreement will allow all the parties to move forward independently with no further disagreements or disputes. Effectively, the settlement agreement returns and reaffirms the general corporate management of each company back to its previously understood directors and officers, and cancels the issuance of all Cytta shares issued to EraStar, Inc. shareholders during the merger process. All parties have also agreed to an immediate non disparagement, and a spirit of positive co-operation moving forward."

Jens Dalsgaard, Chairman of EraStar, Inc. stated:  "We are also pleased to settle and end the litigation. Although the proposed merger with Cytta was entered into with excitement good faith, both parties relied on information that was either incomplete or inherently misinterpreted by legal counsel at the time. As a result, erroneous events occurred that caused further contention and miscommunication between all parties. We view this settlement as an extremely positive milestone for all EraStar, Inc. shareholders. We wish Cytta and its shareholders tremendous success. "

About EraStar, Inc.

EraStar, Inc. is a dynamic Las Vegas based marketing business that offers a broad spectrum of services, including Comprehensive Marketing Strategies for Public and Private Institutions, Public Relations and Media Activities, Product Marketing, Support Services, Business Development Consulting, and Lead Generation. EraStar, Inc. currently provides services to variety of clients in a number of industries nationwide.

About Cytta Corp.

Cytta Corp. is an open source remote monitoring ubiquitous connectivity platform known for its highly scalable and secure Healthcare telehealth solutions. In addition to the Doctor Direct program, we are now offering the Cytta Connect technology to the Oil & Gas industry that will make available our remote data capture highway that connects monitoring devices seamlessly to a cloud-based data repository. Our remote data capture system works over our Special Purpose Network utilizing 4G LTE AT&T domestic and international SIMS, a proprietary smartphone based, Mobile, Satellite, and WiFi open source platform, and cloud-based data repository. The CyttaConnect technology automatically connects all remote monitoring devices to Cytta's cloud-based data repository creating real time communication for the Healthcare/Telehealth and Oil & Gas industries.

Safe Harbor Statement/ Forward-Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will", and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward looking statements, whether as a result of future events, new information, or otherwise.

Contact:

Cytta Corp.

Mr. Gary Campbell, CEO
Office (702) 307-1680
Email: Gary@Cytta.com
Website: www.Cytta.com
info@Cytta.com

EraStar, Inc.

Mr. Jens Dalsgaard, Chairman
Las Vegas, NV
(702) 480 9800 office
Jens@EraStar.com
Website: www.erastar.com